UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2014

AMEREN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1901 Chouteau Avenue

St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to Note 2 – Divestiture Transactions and Discontinued Operations under Part I, Item 1 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, of Ameren Corporation (“Ameren”) and to the Current Report on Form 8-K filed by Ameren on December 4, 2013 (the “December 4, 2013 Form 8-K”) for discussion of the agreement for AmerenEnergy Medina Valley Cogen, L.L.C. (“Medina Valley”), a wholly owned subsidiary of Ameren, to sell the Elgin, Gibson City, and Grand Tower gas-fired energy centers (“Gas Energy Centers”) to a special purpose entity affiliated with and formed by Rockland Capital, LLC (“Rockland Capital”) and the transaction agreement for Ameren’s divestiture of New Ameren Energy Resources Company, LLC (“New AER”) to Illinois Power Holdings, LLC (“IPH”), a subsidiary of Dynegy Inc.

On January 31, 2014, Medina Valley completed the sale of the Gas Energy Centers to Rockland Capital for a total purchase price of $168 million, before consideration of a net working capital adjustment. The agreement with respect to the sale of the Gas Energy Centers requires $17 million of the purchase price to be held in escrow until the two-year anniversary of the closing of the sale to fund certain indemnity obligations, if any, of Medina Valley. The net working capital adjustment will be finalized within 120 days after the January 31, 2014, closing date.

Medina Valley had previously purchased the Gas Energy Centers from Illinois Power Generating Company (formerly known as Ameren Energy Generating Company, or “Genco”) on October 11, 2013, for a total purchase price of $137.5 million pursuant to the amended put option agreement and the related asset purchase agreement, each dated March 14, 2013, which purchase price was determined through an independent appraisal process pursuant to the amended put option agreement.

The transaction agreement dated March 14, 2013, as amended, between Ameren and IPH, pursuant to which IPH acquired all of the outstanding limited liability company interests of New AER, provides that if the Gas Energy Centers are sold by Medina Valley and Medina Valley receives additional proceeds from such sale, Medina Valley will pay Genco any proceeds from such sale, net of taxes and other expenses, in excess of the amounts previously paid to Genco. As a result, pending final resolution of the net working capital adjustment, taxes, and other expenses, Medina Valley will pay Genco any remaining portion of the escrow balance at the two-year anniversary of the January 31, 2014, closing date.

On October 17, 2013, Ameren filed a Current Report on Form 8-K to recast Ameren’s consolidated financial statements and certain other financial information included in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2012 (“Form 10-K”). The relevant financial information in the Form 10-K was recast solely to reflect the discontinued operations presentation for New AER and the Gas Energy Centers as of the dates and for the periods covered by such consolidated financial statements. The discontinued operations presentation for New AER and the Gas Energy Centers was reflected in Ameren’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, when those reports were filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: February 4, 2014